Exhibit 99.1

NEWS RELEASE
Contacts:
Media - John Vigeland
(920) 429-4132
Investors - R. John Pindred
(920) 429-7039

SHOPKO REPORTS THIRD QUARTER RESULTS

(Company Maintains Fiscal 2003 Guidance)

GREEN BAY, Wis. (November 20, 2003) ShopKo Stores, Inc., (NYSE: SKO), today announced financial results for the third quarter ended November 1, 2003. Diluted earnings per share for the third quarter were $0.03 compared with earnings per share of $0.03 last year. Net income for the third quarter was $1.0 million compared with net income of $0.9 million last year.

Consolidated sales for the third quarter were $758.5 million compared with $769.6 million last year. Consolidated comparable store sales for the third quarter decreased 1.3 percent.

Commenting on the quarter, ShopKo Stores, Inc. President and Chief Executive Officer Sam Duncan said, "We are pleased to report earnings that were flat compared with last year, despite disappointing sales at the ShopKo division. Pamida posted its third consecutive quarter of positive comp sales as customers frequent our convenient pharmacies and embrace our Hometown Values offering."

Consolidated gross margin as a percent of sales for the third quarter was 25.3 percent compared with 24.8 percent last year. This improvement is primarily attributable to the adoption of EITF No. 02-16 and reduced shrinkage, partially offset by lower merchandise margins.

Consolidated selling, general and administrative expenses (SG&A) as a percent of sales for the third quarter were 21.8 percent compared with 20.6 percent last year. The SG&A rate increase was primarily attributable to the adoption of EITF No. 02-16 and lower sales.

Other Factors

Interest expense was $8.0 million compared with $13.3 million last year, a reduction of $5.3 million, due primarily to reduced debt levels. Debt declined by $89.4 million from the third quarter of 2002.

The effective tax rate remained at 39.7 percent for the quarter.

Year to Date 2003

For the thirty-nine weeks ended November 1, 2003, consolidated sales were $2,231.1 million compared with $2,281.7 million last year. Net income was $7.6 million compared with last year's income of $8.6 million, before the cumulative effect of an accounting change related to the adoption of SFAS No. 142 in fiscal 2002. Diluted earnings per share were $0.26 compared with earnings of $0.29 before the cumulative effect of adopting SFAS No. 142 last year.

Fourth Quarter/Fiscal 2003 Outlook

Despite the improving economy, the company remains cautious in its outlook and therefore expects consolidated comparable store sales for the fourth quarter ending January 31, 2004 to be flat compared with last year. Fourth quarter earnings per share are expected to be at the low end of the $1.15 to $1.25 range.

For the fiscal year ending January 31, 2004, the company continues to expect earnings per share to be at the low end of the $1.40 to $1.50 range.

2004 Capital

As previously announced, the company anticipates capital spending of approximately $100.0 million in fiscal 2004. These funds will provide for up to ten ShopKo remodels, three new ShopKo Express Rx™ stores, 50 Pamida remodels, 16 new Pamida pharmacies, completion of the Omaha DC consolidation project, and significant investments in technology infrastructure.

Third Quarter Conference Call Information

ShopKo Stores, Inc. will host a conference call and real-time webcast November 20, 2003, at 10:30 a.m. Central Standard Time (CST) to discuss third quarter results and fiscal 2003 business outlook. Participants may access the conference by dialing 1-800-860-2442 and asking for the ShopKo Stores, Inc. conference call. The webcast will be archived for two weeks at www.shopko.com.

The call will be rebroadcast immediately following the call through November 30, 2003. The replay can be accessed by dialing 1-877-344-7529 or 412-858-1440. When prompted for an account number dial 364#, then dial 1 for the recorded conference. When prompted for the conference number dial 330820#, then press 1 to begin the playback.

ShopKo Stores, Inc., a Fortune 500 company headquartered in Green Bay, Wis., is a customer-driven retailer of quality goods and services in two distinct market environments. The company operates 361 stores in 23 states throughout the Midwest, Western Mountain and Pacific Northwest. One hundred forty-one multi department ShopKo stores are located in mid-sized to larger cities and 220 convenient one-stop Pamida stores provide Hometown Values to customers in smaller communities of rural America. For more information about ShopKo or Pamida visit our website at www.shopko.com.

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding expected sales, earnings per share, capital expenditure plans and other financial results. Such statements are subject to important factors that could cause ShopKo's actual results to differ materially from those anticipated by the forward-looking statements including those referenced in ShopKo's current annual report on Form 10-K or as may be described from time to time in ShopKo's subsequent SEC filings; and such factors are incorporated by reference.

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Consolidated Sales Summary (dollars in millions)

Third Quarter

Business Segments	08/03/03- 11/01/03 (13 weeks)	08/04/02- 11/02/02 (13 weeks)	Change Total**	Change Comp* (13 weeks vs. 13 weeks)
ShopKo	$568.5	$584.1	(2.7)%	(2.7)%
Pamida*	190.0	185.5	2.4%	3.3%
Consolidated	$758.5	$769.6	(1.4)%	(1.3)%

*Comparable store sales represent sales of those stores open during both fiscal years.

**Pamida division total sales variance reflects sales in the prior year periods from seven locations, which have been closed and not replaced, and two new Pamida locations opened in the month of September.

ShopKo Stores, Inc. and
Subsidiaries
Consolidated Statements of Operations
Third Quarter and Year to Date

	13 Weeks	13 Weeks	39 Weeks	39 Weeks
	Ended	Ended	Ended	Ended
	November 1,	November 2,	November 1,	November 2,
(In thousands, except per share data)	2003	2002	2003	2002

Revenues:
Net sales	$758,543	769,610	$2,231,152	$2,281,743
Licensed department rentals and other income	3,483	3,351	9,770	9,674
	762,026	772,961	2,240,922	2,291,417
Costs and expenses:
Cost of sales	566,739	578,707	1,654,953	1,706,448

Gross margin	191,804	190,903	576,199	575,295

Selling, general and administrative expenses	165,165	158,799	482,097	469,313
Depreciation and amortization expenses	20,490	20,667	62,068	62,276
	185,655	179,466	544,165	531,589

Income from operations	9,632	14,788	41,804	53,380
Interest expense - net	8,033	13,334	29,249	39,204

Earnings before income taxes and accounting change	1,599	1,454	12,555	14,176
Provision for income taxes	635	577	4,987	5,622

Earnings before accounting change	964	877	7,568	8,554

Cumulative effect of accounting change	-	-	-	(186,052)

Net earnings (loss)	$964	877	$7,568	$(177,498)
	=======	======	=======	=======

Basic earnings (loss) per share of common stock:
Earnings before cumulative effect of accounting change	$0.03	0.03	$0.26	$0.30
Cumulative effect of accounting change	-	-	-	(6.46)
Net earnings (loss)	$0.03	0.03	$0.26	$(6.17)
	=======	======	=======	=======
Diluted earnings (loss) per share of common stock:
Earnings before cumulative effect of accounting change	$0.03	0.03	$0.26	$0.29
Cumulative effect of accounting change	-	-	-	(6.36)
Net earnings (loss)	$0.03	0.03	$0.26	$(6.07)
	=======	======	=======	=======
Weighted average number of common
shares outstanding - basic	29,034	28,827	28,980	28,788

Weighted average number of common
shares outstanding - diluted	29,379	29,267	29,261	29,265

ShopKo Stores, Inc. and Subsidiaries Consolidated Statements of Operations Percents of Sales Third Quarter and Year to Date

	13 Weeks	13 Weeks	39 Weeks	39 Weeks
	Ended	Ended	Ended	Ended
	November 1,	November 2,	November 1,	November 2,
	2003	2002	2003	2002

Revenues:
Net sales	100.0	100.0	100.0	100.0
Licensed department rentals and other income	0.5	0.4	0.4	0.4
	100.5	100.4	100.4	100.4
Costs and expenses:
Cost of sales	74.7	75.2	74.2	74.8

Gross margin	25.3	24.8	25.8	25.2

Selling, general and administrative expenses	21.8	20.6	21.6	20.6
Depreciation and amortization expenses	2.7	2.7	2.8	2.7
	24.5	23.3	24.4	23.3

Income from operations	1.3	1.9	1.9	2.3
Interest expense - net	1.1	1.7	1.3	1.7

Earnings before income taxes and accounting change	0.2	0.2	0.6	0.6
Provision for income taxes	0.1	0.1	0.2	0.2

Earnings before accounting change	0.1	0.1	0.3	0.4
	=======	======	=======	=======

ShopKo Stores, Inc. and Subsidiaries Business Segment Information Third Quarter and Year to Date

	13 Weeks	13 Weeks	39 Weeks	39 Weeks
	Ended	Ended	Ended	Ended
	November 1,	November 2,	November 1,	November 2,
(Dollars in thousands)	2003	2002	2003	2002

ShopKo Retail Segment
Net sales	$568,492	$584,099	$1,657,829	$1,719,852
Licensed department rentals and other income	3,120	3,036	8,743	8,659
	571,612	587,135	1,666,572	1,728,511
Costs and expenses:
Cost of sales	422,549	440,294	1,228,189	1,284,055

Gross Margin	145,943	143,805	429,640	435,797

Selling, general and administrative expenses	116,376	108,871	335,379	322,516
Depreciation and amortization expenses	14,809	14,736	44,455	45,019
	131,185	123,607	379,834	367,535

Income from operations	$17,878	$23,234	$58,549	$76,921
	========	=======	========	========

Pamida Retail Segment
Net sales	$190,051	$185,511	$573,323	$561,891
Licensed department rentals and other income	363	315	1,027	1,015
	190,414	185,826	574,350	562,906
Costs and expenses:
Cost of sales	144,190	138,413	426,764	422,393

Gross Margin	45,861	47,098	146,559	139,498

Selling, general and administrative expenses	43,990	42,940	128,785	124,085
Depreciation and amortization expenses	5,576	5,783	17,211	16,766
	49,566	48,723	145,996	140,851

Income from operations	$(3,342)	$(1,310)	$1,590	$(338)
	=========	========	=========	=========

Corporate Segment

Net sales	$-	$-	$-	$-
Licensed department rentals and other income	-	-	-	-
	-		-	-
Costs and expenses:
Selling, general and administrative expenses	4,799	6,988	17,933	22,712
Depreciation and amortization expenses	105	148	402	491
	4,904	7,136	18,335	23,203

Loss from operations	$(4,904)	$(7,136)	$(18,335)	$(23,203)
	=======	======	=======	=======

Consolidated
Income from operations	$9,632	$14,788	$41,804	$53,380
	=======	======	=======	=======

ShopKo Stores, Inc. and Subsidiaries Business Segment Information Percents of Sales Third Quarter and Year to Date

	13 Weeks	13 Weeks	39 Weeks	39 Weeks
	Ended	Ended	Ended	Ended
	November 1,	November 2,	November 1,	November 2,
	2003	2002	2003	2002

ShopKo Retail Segment
Net sales	100.0	100.0	100.0	100.0
Licensed department rentals and other income	0.5	0.5	0.5	0.5
	100.5	100.5	100.5	100.5
Costs and expenses:
Cost of sales	74.3	75.4	74.1	74.7

Gross Margin	25.7	24.6	25.9	25.3

Selling, general and administrative expenses	20.5	18.6	20.2	18.8
Depreciation and amortization expenses	2.6	2.5	2.7	2.6
	23.1	21.2	22.9	21.4

Income from operations	3.1	4.0	3.5	4.5
	=======	======	=======	=======

	13 Weeks	13 Weeks	39 Weeks	39 Weeks
	Ended	Ended	Ended	Ended
	November 1,	November 2,	November 1,	November 2,
	2003	2002	2003	2002
Pamida Retail Segment
Net sales	100.0	100.0	100.0	100.0
Licensed department rentals and other income	0.2	0.2	0.2	0.2
	100.2	100.2	100.2	100.2
Costs and expenses:
Cost of sales	75.9	74.6	74.4	75.2

Gross Margin	24.1	25.4	25.6	24.8

Selling, general and administrative expenses	23.1	23.1	22.5	22.1
Depreciation and amortization expenses	2.9	3.1	3.0	3.0
	26.0	26.3	25.5	25.1

Income from operations	(1.7)	(0.7)	0.3	(0.1)
	=======	======	=======	=======

Consolidated
Income from operations	1.3	1.9	1.9	2.3
	=======	======	=======	=======

ShopKo Stores, Inc. and Subsidiaries Consolidated Condensed Balance Sheet (In thousands

	November 1,	November 2,
	2003	2002

Cash and cash equivalents	$58,453	35,069
Receivables, less allowances	49,195	53,560
Merchandise inventories	708,312	718,637
Other current assets	11,597	15,915
Total current assets	827,557	823,181

Other assets and deferred charges	12,087	10,897
Intangible assets	24,217	22,157
Net property and equipment	780,664	829,465
Total assets	$1,644,525	1,685,700
	=========	=========

Short-term debt	$205,048	79,511
Accounts payable - trade	326,242	335,349
Accrued liabilities	203,295	196,554
Current portion of long-term obligations	6,890	96,910
Total current liabilities	741,475	708,324

Long-term obligations	304,389	429,348
Other long-term obligations	15,793	3,365
Deferred income taxes	25,186	30,355
Shareholders' equity	557,682	514,308
Total liabilities and shareholders' equity	$1,644,525	1,685,700
	=========	=========